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                                     7 June 1996

                                                                       94168/37


Phoenix Leasing American Business Fund II, L.P.
2401 Kerner Boulevard
San Rafael, California  94901

    Re:  REGISTRATION STATEMENT ON FORM S-1

Gentlemen:

     We have acted as counsel to Phoenix Leasing American Business Fund II, L.P. (the "Program"), a California limited partnership, in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (the "Registration Statement") relating to the public offering by the Program of up to 2,500,000 units of limited partnership interest (the "Units").

     In so acting, we have examined and relied upon the original or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates, and other instruments, and such factual information otherwise supplied to us by the Program as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In those cases in which we have not been involved directly in the preparation, execution or the filing of a document, we have assumed that (i) the document reviewed by us is an original document, or a true and accurate copy of the original document, and has not been subsequently amended, (ii) the signatures on each original document are genuine, and (iii) each party who executed the document had proper authority and capacity.

     On the basis of and subject to the foregoing, we are of the following opinion:

     1. The Program is a limited partnership duly organized and existing under the laws of the State of California.

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Phoenix Leasing American Business Fund II, L.P.
7 June 1996
Page 2

     2. Each of the 2,500,000 Units when issued and sold pursuant to the Registration Statement will, under the laws of the State of California, upon payment therefor in accordance with the terms of the Registration Statement, be duly and validly issued, fully paid, and non-assessable, except to the extent that under certain circumstances a limited partner may be required to repay certain distributions pursuant to Section 15666 of the California Revised Limited Partnership Act.

     We consent to the use of this opinion and our tax opinion of the same date as exhibits to the Registration Statement and to the use of our name under the headings "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                   Very truly yours,



                   THELEN, MARRIN, JOHNSON & BRIDGES